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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities

                             Exchange Act of 1934


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    Rule 14a-12

                          RAVISENT TECHNOLOGIES INC.
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               (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                                      RAVISENT Technologies Inc.
                                                                 re eMation Ltd.
                                                         Commission File 0-26287

                                                                        CONTACT:
                                                                Idalia Rodriguez
                                                      RAVISENT Technologies Inc.
                                                                    610-407-7345
                                                         irodriguez@ravisent.com


RAVISENT APPOINTS ROBERT M. RUSSELL JR. AS CHIEF EXECUTIVE OFFICER AND CHAIRMAN


  MALVERN, PA - August 15, 2001 - RAVISENT Technologies Inc. (NASDAQ: RVST), a software and intellectual property licensing company, announced today that Robert M. Russell Jr. has been appointed as its Chief Executive Officer and Chairman of the Board of Directors, effective immediately. Mr. Russell comes to RAVISENT with over 25 years of management experience in leading technology companies and as a proven senior executive of billion dollar enterprises. He has been recognized as an innovative manager of worldwide businesses at Digital Equipment Corporation, The McGraw-Hill Company and, most recently, The Thomson Corporation, where he was President and CEO of the Lifelong Learning Group. Mr. Russell was appointed to RAVISENT's Board of Directors to replace Peter X. Blumenwitz. Mr. Russell succeeds Frank Wilde, RAVISENT's CEO since 1998.

  Mr. Russell's extensive hands-on management experience includes senior executive positions in management, product development, service delivery, marketing, business development, and sales across multiple markets. He has a consistent track record of helping companies and their customers realize their utmost potential by using information delivery technology to enable new products and services. He brings a strong background in systems integration services, having delivered solutions for complex client initiatives by integrating software applications, services, and networking technology with strategic partner outsourcing.

  "Bob brings an original approach with valuable expertise and demonstrated success in building very large profitable enterprises," said Walter Threadgill, Managing Director of Atlantic Coastal Ventures, L.P. and a member of the RAVISENT Board of Directors. "He is a tremendous addition to the team, and his leadership will help us achieve our next phase of growth as a premier provider of Device Relationship Management (DRM) solutions."

  "The market for enterprise software applications for pervasive computing is one of the single largest growth opportunities in the industry today," said Mr. Russell. "By combining RAVISENT's key assets with those of eMation, we will be well-positioned to build a world-class organization that brings the power of proven DRM solutions to Global 2000 corporations."

  Prior to joining RAVISENT Technologies, Mr. Russell was CEO and President of The Thomson Lifelong Learning Group, one of the world's leading providers of Web-enabled educational content and learning solutions for individuals, educational institutions, and corporations. The Lifelong Learning Group is a division of The Thomson Corporation, a $6 billion e-information and solutions company. Prior to Thomson, Mr. Russell was President of The McGraw-Hill Construction Information Group. During his tenure he received the Chairman's

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"Excellence in Management" award for exceeding revenue and profit goals while improving product innovation and customer retention.

  Mr. Russell also spearheaded an entirely new services business as Vice President of Systems Integration for the Americas at Digital Equipment Corporation, now Compaq. He later led the transformation of Digital's Finance, Public Administration and Professionals Services sectors into a results-oriented, customer-based business structure, while managing a worldwide organization of 1,800 employees with $1 billion in annual revenues.

  Mr. Russell serves on the boards of The Ohio University College of Business and The National Building Museum in Washington D.C. and is a former Regent of the American Architectural Foundation. He is also an active member in a number of youth-oriented organizations including the New Haven Ronald McDonald House. Mr. Russell is a graduate of the Yale University School of Management Executive Program and has a B.S. in Computer Science from Ohio University.

A.  About RAVISENT Technologies Inc.

RAVISENT is a software and intellectual property licensing company. RAVISENT's solutions are incorporated in products from leading personal computer and consumer electronics manufacturers, including Compaq, Dell Computer, Gateway, Hewlett-Packard, Elsa, Matrox, ATI Technologies and STMicroelectronics. Founded in 1994, RAVISENT is a global company, headquartered in Malvern, Pennsylvania, with offices in Silicon Valley and Japan. On June 28, 2001, RAVISENT announced that it has offered to purchase all of the outstanding shares of eMation, Ltd. in exchange for 8 million shares of RAVISENT common stock and the assumption by RAVISENT of $5 million of eMation indebtedness. The acquisition of eMation is subject to a number of closing conditions including, but not limited to, the approval by RAVISENT stockholders. More information about RAVISENT is available at www.ravisent.com.

B.  About eMation

eMation is pioneering Device Relationship Management solutions that unlock the hidden information value in the intelligent devices that enterprises build, service, and use. For more than 12 years, eMation has been helping the world's most highly regarded companies transform device information into business intelligence. In June 2001 eMation reached agreement to be acquired by RAVISENT Technologies (NASDAQ:RVST). The company is headquartered near Boston, Massachusetts with sales offices in the US, Europe, Israel, and Japan, and distribution partners worldwide. For more information please visit www.emation.com.

About Device Relationship Management (DRM)

The proliferation of microprocessor-enabled devices, combined with the global connectivity of the Internet has led to a new market called Pervasive Computing. The intelligent devices that we see and interact with everyday such as copiers, elevators, vending machines, building control units, medical devices, and even automobiles represent an important new source of business information. To date most enterprises have not been able to tap this information.

Device Relationship Management addresses this significant information blind spot by providing a distributed information management system that leverages the Internet to connect enterprises to their products and keep them connected throughout their lifecycle. DRM allows timely, accurate, and unbiased
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information to be communicated automatically between remote devices deployed at customer facilities and external service personnel or enterprise business systems. Device Relationship Management helps turn reactive businesses into proactive businesses providing new sources of revenue and increased operational efficiency at lower costs with an ROI that can often be measured in months

                                      ###


All companies and product names mentioned herein are for identification purposes only and may be trademarks and/or registered trademarks of their respective companies.

This press release may contain certain forward-looking statements that relate to RAVISENT's future business and financial performance. Such statements are subject to a number of risks and uncertainties that may cause the actual events of future results to differ from those discussed herein. Such factors include, among others: RAVISENT's ability to consummate the acquisition of eMation and to achieve any benefits from the acquisition, the possibility that the closing conditions to the acquisition of eMation may not be satisfied and that the acquisition may not occur, the viability of DRM technology, the potential for growth in the pervasive computing market; RAVISENT's recent change in its business model, its limited operating history, fluctuating quarterly operating results, expectation of future losses, anticipated price declines in products, dependence on its current product lines, dependence on a small number of customers, lack of long-term commitments with customers, dependence on manufacturers and strategic relationships, product delays, the difficulty of protecting proprietary rights, the ability to manage growth and attract and retain additional personnel, the potential for defects in its products, risks from international operations, its ability to raise capital in the future, its dependence on the personal computer and consumer electronics industries, competition, its ability to manage technological change and respond to evolving industry standards, and government regulation. Investors are advised to read RAVISENT's Annual Report on Form 10-K and quarterly reports on Form 10-Q and Forms 8-K filed with the Securities and Exchange Commission, particularly those sections entitled "Factors Affecting Operating Results," for a more complete discussion of these and other risks and uncertainties.

RAVISENT has filed an amended preliminary proxy statement with the U.S. Securities and Exchange Commission and intends to mail a definitive Proxy Statement to its stockholders containing information about the acquisition of eMation by RAVISENT. Stockholders of RAVISENT are urged to read the Proxy Statement carefully when it is available. The amended preliminary proxy statement contains and the Proxy Statement will contain important information about eMation, RAVISENT, the proposed acquisition of eMation by RAVISENT and related matters. Investors and security holders can obtain free copies of the amended preliminary proxy statement and will be able to obtain free copies of the Proxy Statement when it becomes available through the Web site maintained by the U.S. Securities and Exchange Commission at http://www.sec.gov. Free copies of the Proxy Statement may also be obtained from RAVISENT Technologies Inc. by directing a request through RAVISENT's Investor Relations Department, 257 Great Valley Parkway, Malvern, PA 19355.

Solicitation of Proxies

The board of directors of RAVISENT, including Robert Russell Jr., Chief Executive Officer and Chairman of the Board of RAVISENT, the board of directors of eMation Ltd., including Dale E. Calder, President, Chief Executive Officer and Chairman of the Board of eMation, Thomas Fogarty, Chief Financial Officer of RAVISENT, Idalia Rodriguez, Director of Investor Relations for RAVISENT, and Paul Henderson, Vice President of eMation Ltd. are participants in the
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solicitation of proxies in support of the acquisition of eMation Ltd. by
RAVISENT. The directors of RAVISENT, Mr. Fogarty and Ms. Rodriguez are direct or indirect beneficial owners of common stock of RAVISENT. Mr. Russell and Mr. Fogarty each have employment agreements with RAVISENT and Mr. Fogarty's employment agreement with RAVISENT will be amended on more favorable terms if the acquisition of eMation is consummated. The directors eMation and Mr. Henderson are direct or indirect beneficial owners of shares of capital stock of eMation which will be exchanged for shares of common stock of RAVISENT if the acquisition of eMation is consummated. In addition, Mr. Calder will be appointed as a director and President of RAVISENT if the acquisition is consummated. Mr. Henderson will also become an employee of RAVISENT if the acquisition is consummated. A more complete description of the interests that the directors and officers of eMation and RAVISENT have in the acquisition is set forth in RAVISENT's amended preliminary proxy statement which is available through the web site maintained by the U.S. Securities and Exchange Commission at www.sec.gov and will be set forth in RAVISENT's definitive Proxy Statement when it is available.

Copyright (C) 2001 RAVISENT Technologies. All rights reserved.